Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ______________

                                    Form S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ________________

                           Colgate-Palmolive Company
             (Exact Name of Registrant as Specified in Its Charter)


             DELAWARE                             13-1815595
   (State or Other Jurisdiction         (IRS Employer Identification No.)
 of Incorporation or Organization)

   300 Park Avenue, New York, N.Y.                   10022
(Address of Principal Executive Offices)           (Zip Code)
                             ________________

                           COLGATE-PALMOLIVE COMPANY
                     EXECUTIVE INCENTIVE COMPENSATION PLAN
                            (Full Title of the Plan)

                    ANDREW D. HENDRY, Senior Vice President,
                         General Counsel and Secretary
                           Colgate-Palmolive Company
                                300 Park Avenue
                               New York, NY 10022
                    (Name and Address of Agent for Service)

                                  212-310-2239
         (Telephone Number, Including Area Code, of Agent For Service)
                              ________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

                                                CALCULATION OF REGISTRATION FEE


                                                             Proposed                Proposed
    Title of Securities to          Amount                    Maximum                 Maximum                 Amount of
    be Registered                    to be                 Offering Price            Aggregate               Registration
                                   Registered (1)           Per Share (2)          Offering Price               Fee

Common Stock, Par Value $1
Per Share....................       600,000 shs               $66.4375             $39,862,500               $13,745.7.9



   (1)  The  number of shares  being  registered  represents  the  number  of shares  which,  on March 7,  1995,  were  subject  to delivery  in  accordance  with  provisions  of  the  Colgate-Palmolive Company  Executive  Incentive  Compensation  Plan,  plus  an additional number of shares which may be credited as dividend equivalents or granted as awards under the Plan in the future.

   (2)  Estimated  solely  for the  purpose  of  calculating  the  registration  fee  in accordance  with  Rule  457(h),  based  on
the  average  of the  high and low per  share market price for New York Stock  Exchange   Composite  Transactions on March 17, 1995
of $66.4375.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference


     The following documents, filed by the Company with the Commission under the Securities Exchange Act of 1934 (File No. 1-644-2), are incorporated in this registration statement by reference:

     (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1994.

     (2) The Company's Current Report on Form 8-K dated January 10, 1995.

     (3) The Company's Form 8-K/A dated March 23, 1995.

     (4) The contents of the Company's Registration Statement on Form S-8, File No. 2-96982, with respect to the Executive Incentive Compensation Plan.

     (5) The description of the Company's common stock contained in the Company's Current Report on Form 8-K dated October 17, 1991.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this registration statement.

Item 5. Interests of Named Experts and Counsel

     The legality of the shares of the Company's common stock offered hereby has been passed upon by Andrew D. Hendry, Senior Vice President, General Counsel and Secretary of the Company. As of March 1, 1995, Mr. Hendry beneficially owned 2,246 shares of Common Stock of the Company, 12,841 restricted shares of Common Stock of the Company, and options to purchase 69,560 shares of Common Stock of the Company.

Item 6. Indemnification of Directors and Officers

     Reference is made to Section 145 of the General Corporation Law of the State of Delaware (the "GCL"), which provides for indemnification of directors, officers and other employees in certain circumstances, and to Section 102(b)(7) of the GCL, which provides for the elimination or limitation of the personal liability for monetary damages of directors under certain circumstances. Article Tenth of the Restated Certificate of Incorporation of the Company, as amended, eliminates the personal liability for monetary damages of directors under certain circumstances and provides indemnification to directors, officers and other employees of the Company to the fullest extent permitted by the GCL. The Company has also executed indemnification agreements with the directors, officers and certain other employees of the Company. Such indemnification agreements contain provisions which purport to provide indemnification, where not limited by applicable law, for amounts paid by such individuals in settlement of shareholder derivative actions. Additionally, the Company maintains customary directors' and officers' liability insurance.

Item 8.  Exhibits


Exhibit
Number

  5               --  Opinion of Andrew D. Hendry, Senior Vice President, General Counsel
                      and Secretary of the Company.

23(a)             --  Consent of Andrew D. Hendry, Senior Vice President, General
                      Counsel and Secretary of the Company (included in Exhibit 5.)

23(b)             --  Consent of Arthur Andersen LLP, independent public accountants for the Company.

24                --  Powers of Attorney.



Item 9.  Undertakings

     (a) The undersigned registrant hereby undertakes:


     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;


     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;


     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     (b) The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the date appearing below.


                              COLGATE-PALMOLIVE COMPANY
                                   (The Registrant)



                              By:       /s/       Andrew D. Hendry
                                        --------------------------------------
                                       Andrew D. Hendry, Senior Vice President,
                                       General Counsel and Secretary

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated.


                       Signature                                       Title                       Date


 Principal Executive Officer and Director:

           /s/       Reuben Mark                        Chairman of the Board, Chief            March 24, 1995
          --------------------------------
                     Reuben Mark                        Executive Officer and Director

 Principal Financial Officer:

           /s/       Robert M. Agate                    Senior Executive Vice                   March 24, 1995
          --------------------------------
                     Robert M. Agate                    President and Chief Financial
                                                        Officer
 Principal Accounting Officer:

           /s/       Stephen C. Patrick                 Vice President, Corporate               March 24, 1995
          --------------------------------
                     Stephen C. Patrick                 Controller


 Directors:

 Vernon R. Alden*
 Jill K. Conway*
 Ronald E. Ferguson*
 Ellen M. Hancock*
 David W. Johnson*
 John P. Kendall*
 Delano E. Lewis*
 Howard B. Wentz, Jr.*




 *By:      /s/       Andrew D. Hendry                                                           March 24, 1995
          --------------------------------
                     Andrew D. Hendry
                     Attorney-in-Fact


